Exhibit 11
 CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES
 EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
 (In thousands, except per share data)




                                              PRIMARY
                            Quarter Ended          Six Months Ended
                            July 1,    June 25,    July 1,    June 25,
                             1995       1994        1995       1994
Earnings


Net earnings              $ 12,058   $ 16,107    $ 25,254   $ 28,865



Shares


Weighted average shares
 outstanding                48,034     51,206      48,031     51,255
Common stock equivalents       530        576         504        655


Average shares outstanding  48,564     51,782      48,535     51,910



Per share


Net earnings              $   0.25   $   0.31    $   0.52   $   0.56



                                              FULLY DILUTED
                            Quarter Ended          Six Months Ended
                            July 1,    June 25,    July 1,    June 25,
                             1995       1994        1995       1994
Earnings


Net earnings              $ 12,058   $ 16,107    $ 25,254   $ 28,865



Shares


Weighted average shares
 outstanding                48,034     51,206      48,031     51,255
Common stock equivalents       543        585         538        680


Average shares outstanding  48,577     51,791      48,569     51,935



Per share


Net earnings              $   0.25   $   0.31    $   0.52   $   0.56